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                                                                    Exhibit 23.2
                                                                    ------------

                             Consent of Ernst & Young

  We consent to the incorporation by reference, in the Registration Statements (Form S-8's No. 33-51945, No. 33-51947, and No. 33-51949) pertaining to the
  PacTel Corporation 1993 Long-Term Stock Incentive Plan, the PacTel Corporation Employee Stock Purchase Plan, and the PacTel Corporation Retirement Plan, of our report dated February 25, 1994, with respect to the consolidated financial statements of New Par included in the Annual Report (Form 10-K) of AirTouch Communications for the year ended December 31, 1993.


  /s/ Ernst & Young

  Columbus, Ohio
  March 22, 1994










































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